EXHIBIT 21
                                ----------

                PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
                    FOR FISCAL YEAR ENDED DECEMBER 31, 1997


Subsidiaries of Peoples Bancorp Inc.
------------------------------------
  The following are the only subsidiaries of Peoples Bancorp Inc.:

                                                    Jurisdiction
                                                         of
Name of Subsidiary                                 Incorporation
-------------------------------------------------  -------------
The Peoples Banking and Trust Company  	 	 	Ohio

The First National Bank of Southeastern
Ohio ("First National Bank")                        United States
  Northwest Territory Life Insurance
   Agency, Inc. (Subsidiary of First
   National Bank)                                        Ohio
  Northwest Territory Property & Casualty
   Life Insurance Agency, Inc. (Subsidiary
   of First National Bank)                               Ohio

Gateway Bancorp, Inc. ("Gateway")                        Ohio
  Catlettsburg Federal Savings Bank
   ("Subsidiary of Gateway")                        United States
  Russell Federal Savings Bank
   ("Subsidiary of Gateway")                        United States

The Northwest Territory Life Insurance Company         Arizona